Exhibit 10.4

AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST

PLEDGE AGREEMENT

This AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT dated as of October 20, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by GEVO DEVELOPMENT, LLC, a Delaware limited liability company (“Pledgor”), in favor of TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company (“Lender”).

RECITALS

A. On September 22, 2010, Pledgor and Lender entered into that certain Limited Recourse Membership Interest Pledge Agreement (the “Original Pledge Agreement”) pursuant to which Pledgor pledged the Pledged Collateral to Lender in connection with the that certain Plain English Growth Capital Loan and Security Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Original Loan Agreement”), dated as of August 5, 2010 by and among Lender, Pledgor and the other borrowers party thereto from time to time, pursuant to which Lender agreed to make certain financial accommodations available to or for the direct or indirect benefit of Pledgor.

B. On October 20, 2011, Lender and Agri-Energy, LLC, a Minnesota limited liability company and wholly-owned subsidiary of Pledgor (the “Borrower”), entered into that certain Amended and Restated Plain English Growth Capital Loan and Security Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”),

C. On October 20, 2011, Lender and Pledgor entered into that certain Plain English Continuing Guaranty and Security Agreement (the “Guaranty”) pursuant to which Pledgor agreed to provide a limited recourse guaranty of the Secured Obligations of the Borrower under the Loan Agreement.

D. As of the date hereof, Pledgor is the record and beneficial owner of the limited liability company interests listed in Schedule I hereto (the “Pledged Interests”).

E. In order to induce Lender to continue to make the financial accommodations available pursuant to the Loan Agreement, Pledgor has agreed to pledge the Pledged Collateral (as defined below) to Lender in accordance herewith. These recitals shall be construed as part of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained and to induce Lender to make financial accommodations available pursuant to the Loan Agreement, it is agreed as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided in the Loan Agreement. All terms not defined in the Loan Agreement that are defined in the UCC and used herein shall have the meanings provided in the UCC. Notwithstanding the foregoing, however, references to “You” and “Your” in terms that are defined in the Loan Agreement, shall mean and refer to Pledgor and Pledgor’s, respectively, when such defined terms are used in this Agreement. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds of all of the Secured Obligations (other than contingent indemnifications). Matters of construction established in the Loan Agreement shall be applied in this Agreement as established in the Loan Agreement. In addition, the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings:

1.1 “Bankruptcy Code” means title 11, United States Code, as amended from time to time, and any successor statute thereto.

1.2 “Loan Documents” has the meaning specified therefor in the Loan Agreement.

1.3 “Operating Agreements” means those limited liability company agreements and/or operating agreements listed in Schedule I hereto, in each case, as amended, restated, supplemented or otherwise modified from time to time.

1.4 “Pledged Collateral” has the meaning assigned to such term in Section 2.

1.5 “Pledged Entity” means Agri-Energy, LLC, a Minnesota limited liability company.

1.6 “Secured Obligations” means all indebtedness, obligations and liabilities of Pledgor to Lender, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Pledgor, under this Agreement, the Guaranty or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are secured.

1.7 “Securities Act” means the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., as amended from time to time, and any successor statute thereto.

1.8 “Termination Date” means the date on which the Secured Obligations have been fully repaid in immediately available funds, including any interest, fees or other amounts then due thereon and Lender no longer has any obligation to lend or extend credit under the Loan Agreement or any other Loan Document.

All references in this Agreement or in the Schedules to this Agreement to sections and schedules shall refer to the corresponding sections and schedules of or to this Agreement.

2. Restatement of Obligations. Pledgor and Lender hereby acknowledge and agree that:

2.1 This Agreement shall amend, restate and supersede in its entirety the Original Pledge Agrement;

2.2 This Agreement does not constitute an accord and satisifaction or a novation of the obligations of Pledgor under the Original Pledge Agreement.

3. Pledge. Pledgor hereby pledges, assigns and grants to Lender, to secure the Secured Obligations a continuing first-priority security interest (subject only to Permitted Liens) and Lien in, all of Pledgor’s right title and interest in the following whether presently existing or hereafter acquired or created, and wherever located (collectively, the “Pledged Collateral”):

3.1 the Pledged Interests, together with (a) all of Pledgor’s rights, powers and remedies under the Operating Agreements and (b) all distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests after the date hereof;

3.2 any additional limited liability company interests or other equity interests in the Pledged Entity from time to time acquired by Pledgor in any manner (which interests shall be deemed to be part of the Pledged Interests) (collectively, the “Additional Interests”), and all distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests;

AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT

3.3 any and all and all rights and remedies relating to, or arising out of, any and all of the foregoing; and

3.4 to the extent not otherwise included, all cash and non-cash Proceeds, substitutions and products of any and all of the foregoing.

4. Security for Secured Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise of all Secured Obligations.

5. Rights of Lender; Limitations on Lender’s Obligations. Lender shall not have any obligation or liability by reason of or arising out of this Agreement or the receipt by Lender of any payment relating to any Pledged Collateral pursuant hereto (other than to return all or a portion of such payment if either Lender or Pledgor would be required by law to do so), nor shall Lender be obligated in any manner (a) to perform any of the duties or obligations of Pledgor under or pursuant to the Operating Agreements, (b) to make any payment or to make any inquiry as to the nature or the sufficiency of any payment received by Lender or as to the sufficiency of any performance by any party under the Operating Agreements or (c) to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Lender or to which it may be entitled at any time or times, pursuant to this Agreement or the Operating Agreements.

6. Representations and Warranties. Pledgor represents and warrants to Lender that as of the date hereof and on each Advance Date:

6.1 Pledgor is, and at the time of delivery of the Pledged Interests to Lender will be, the sole holder of record and the sole beneficial owner of the Pledged Interests free and clear of any Lien thereon or affecting the title thereto, except for the Lien created by this Agreement and other Permitted Liens;

6.2 All of the Pledged Interests of the Pledged Entity, at the time of issuance, were duly and validly created pursuant to the Minnesota Limited Liability Company Act;

6.3 Pledgor has the right and requisite authority to pledge, assign, grant a security interest in, transfer, deliver, deposit and set over the Pledged Collateral to Lender as provided herein;

6.4 None of the Pledged Interests has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

6.5 None of the Pledged Interests are evidenced by any certificate or instrument and none of the Operating Agreements makes any provision for the issuance of any such certificates or instruments;

6.6 A true and correct copy of each Operating Agreement, including all amendments, supplements and other modifications thereto, has been previously delivered to Lender;

6.7 Each Operating Agreement is a legal, valid and binding agreement, enforceable by and against Pledgor in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to the rights of creditors generally;

6.8 Except as set forth in the Operating Agreements, no additional contributions are required to be made by Pledgor in respect of the Pledged Interests and Pledgor has no liabilities or obligations, monetary or otherwise, to any Pledged Entity that are prohibited under the Loan Agreement;

6.9 There are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Interests other than (a) those arising under this Agreement, the other Loan

AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT

Documents or the Operating Agreements and (b) Permitted Liens. Pledgor is not subject to any member agreement, voting agreement or any other agreement in respect of the rights of the Pledged Entity, other than the Operating Agreements;

6.10 No consent, approval, authorization or other order or other action by, and no notice to or filing with, any governmental authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Lender of the voting and other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, (B) consents and approvals already obtained as of the date hereof, and (C) the filing of financing statements and other filings necessary to perfect the Lien granted hereby;

6.11 The pledge, assignment and, if applicable, delivery of the Pledged Collateral pursuant to this Agreement, together with the filing of a UCC financing statement describing the Pledged Collateral with the Delaware Secretary of State, will create and perfect a valid first priority Lien (subject only to Permitted Liens) in favor of Lender in the Pledged Collateral, securing the payment of the Secured Obligations;

6.12 This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to the rights of creditors generally; and

6.13 Other than the Operating Agreements and the Acquisition Documents (as defined in the Original Loan Agreement), Pledgor is not a party to any contract or agreement relating to the Pledged Collateral.

7. Covenants. Pledgor covenants and agrees that until the Termination Date:

7.1 Without the prior written consent of Lender, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien (other than Permitted Liens) in the Pledged Collateral, unless expressly permitted by the Loan Agreement.

7.2 Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Lender from time to time may reasonably request in order to ensure to Lender the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary financing statements, which may be filed by Lender with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Lender, at Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral.

7.3 Pledgor will take or cause to be taken all actions reasonably necessary to protect and defend the title to the Pledged Collateral and to perfect and protect the Liens of Lender in the Pledged Collateral.

7.4 Pledgor will, upon obtaining ownership of any Additional Interests, promptly (and in any event within ten Business Days after it acquires any such Additional Interests) deliver to Lender a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II hereto (each, a “Pledge Amendment”), in respect of any such Additional Interests, pursuant to which Pledgor shall pledge to Lender all of such Additional Interests. Pledgor hereby authorizes Lender to attach each such Pledge Amendment to this Agreement and agrees that all Pledged Interests listed in any such Pledge Amendment delivered to Lender shall for all purposes hereunder be considered Pledged Collateral.

AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT

7.5 Pledgor shall comply in all material respects with the terms and conditions of each Operating Agreement and the Acquisition Agreement, none of which may be amended, supplemented or otherwise modified by Pledgor without the prior written consent of Lender if such amendment, supplement or other modification would materially adversely affect either the rights of Lender pursuant to the Loan Documents or the value of the Pledged Interests.

7.6 In no event, shall Pledgor withdraw from or cause a dissolution of any Pledged Entity.

8. Pledgor’s Rights. As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8.1:

8.1 Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Loan Agreement or any other Loan Document; provided, that no vote shall be cast, and no consent shall be given or action taken, which would (i) have the effect of adversely impairing in any material respect the position or interest of Lender in respect of the Pledged Collateral, the Lien of Lender in the Pledged Collateral, or (ii) authorize, effect or consent to (unless and to the extent expressly permitted by the Loan Agreement):

(a) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(b) the consolidation or merger of a Pledged Entity with any other Person;

(c) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Lender and Permitted Dispositions and Permitted Liens;

(d) any change in the authorized number of shares or interests, stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional limited liability company interests by such Pledged Entity; or

(e) the alteration of the voting rights with respect to the Pledged Interests.

8.2 Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends, distributions and interest paid in respect of the Pledged Interests to the extent not in violation of the Loan Agreement; provided, however (a) that until actually paid all rights to such distributions shall remain subject to the Liens created by this Agreement and the other Loan Documents, and (b) that any and all (i) dividends and interest paid or payable after the occurrence and during the continuance of an Event of Default, other than in cash in respect of any Pledged Collateral, and Instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable after the occurrence and during the continuance of an Event of Default, in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in capital of a Pledged Entity, and (iii) cash paid, payable or otherwise distributed after the occurrence and during the continuance of an Event of Default, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, shall be delivered to Lender to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

9. Defaults and Remedies.

9.1 Upon the occurrence and during the continuance of an Event of Default, Lender (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger

AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT

denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest and principal and other distributions made thereon, to sell in one or more sales after ten days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Lender were the outright owner thereof. Pledgor hereby irrevocably constitutes and appoints Lender as the proxy and attorney-in-fact of Pledgor at all times during the existence of an Event of Default with respect to the Pledged Collateral, including the right to vote the Pledged Interests, with full power of substitution to do so. The appointment of Lender as proxy and attorney-in-fact during all times that an Event of Default is existing is coupled with an interest and shall be irrevocable until the Termination Date. In addition to the right to vote the Pledged Collateral, the appointment of Lender as proxy and attorney-in-fact shall include the right to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled during the existence of an Event of Default. Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Interests on the record books of the issuer thereof) by any person (including the issuer of the Pledged Interests or any officer or agent thereof), upon the occurrence of an Event of Default and shall remain effective only during the continuance of such Event of Default. Notwithstanding the foregoing, Lender shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at Lender’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Lender may deem fair, and Lender may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption (any such right being hereby waived or released). Each sale shall be made to the highest bidder, but Lender reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Lender.

9.2 If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Lender, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Lender may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, that any sale or sales made after such postponement shall be after ten days’ notice to Pledgor.

9.3 If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, Lender may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Lender in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Securities Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT

(a) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(b) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(c) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(d) as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

9.4 Pledgor recognizes that Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 8.3 above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

9.5 Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies. No failure or delay on the part of Lender to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair Lender’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

9.6 Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Lender, that Lender shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default is existing under the Loan Agreement.

9.7 Lender’s rights and remedies with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Lender as a matter of law or equity. Each of Lender’s rights, powers and remedies provided for herein, in the Loan Agreement or in the other Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any Person, including Lender, of any or all other rights, powers or remedies.

AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT

10. Irrevocable Authorization and Instruction to Each Pledged Entity. Pledgor hereby authorizes and instructs each Pledged Entity to comply with any instruction received by such Pledged Entity from Lender in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that such Pledged Entity shall be fully protected in so complying. Lender shall deliver a copy of any such notice to Pledgor simultaneously with its delivery to the Pledged Entity.

11. Waiver. No delay on Lender’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Lender with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Lender’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Lender’s rights as against Pledgor in any respect.

12. Termination. Immediately following the Termination Date, at Pledgor’s cost, Lender shall deliver to Pledgor the Pledged Collateral subject to this Agreement and all instruments of assignment executed in connection therewith, if any, free and clear of the Liens hereof and, except as otherwise expressly provided herein, on the Termination Date all of Pledgor’s obligations (including, without limitation, the Secured Obligations) hereunder shall at such time automatically terminate. On and after the Termination Date, at Pledgor’s cost, Lender will promptly execute a release or other documents and Lender will file or authorize the filing of appropriate termination statements or other documents to terminate and reasonably evidence termination of such Lien, including UCC termination statements and other documents, agreements and instruments as may be reasonably necessary to release Lender’s Lien in the Pledged Collateral or as Pledgor may reasonably request.

13. Lien Absolute. All rights of Lender hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

13.1 any lack of validity or enforceability of the Loan Agreement or any other Loan Document governing or evidencing any Secured Obligations (other than due to the payment in full in Cash of the Secured Obligations (except for unasserted contingent indemnification Secured Obligations));

13.2 any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any other Loan Document;

13.3 any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

13.4 the insolvency of Pledgor or any Pledged Entity; or

13.5 any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

14. Release. Pledgor consents and agrees that Lender may at any time, or from time to time, prior to the Termination Date, in its discretion:

14.1 renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

14.2 exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by or on behalf of Lender in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Lender may deem proper, and with prompt notice to Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof

AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT

set forth in the Loan Agreement, or any other Loan Document governing any Secured Obligations. To the extent permitted by applicable law, Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on the Lender’s part shall in any event affect or impair this Agreement.

15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization under the Bankruptcy Code, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s or a Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

16. Miscellaneous.

16.1 Lender may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

16.2 Pledgor agrees to promptly reimburse Lender for reasonable out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Lender in connection with the administration and enforcement of this Agreement.

16.3 Neither Lender, nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

16.4 This Agreement will have been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CONSENT TO JURISDICTION AND VENUE, MUTUAL WAIVER OF JURY TRIAL, AND JUDICIAL REFERENCE APPLICABLE TO THE LOAN AGREEMENT.

16.5 The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each of Pledgor and Lender their respective permitted assigns (if any). Pledgor may not assign its obligations under this Agreement without Lender’s express prior written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, endorse or transfer this Agreement and any other instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Loan Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

16.6 The representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents.

17. LIMITED RECOURSE OBLIGATION. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Lender’s recourse to Pledgor hereunder and under each other Loan Document with respect to the Secured Obligations shall be limited to the Pledged Collateral, Pledgor’s obligations hereunder and under the other Loan Documents shall be enforced and enforceable solely against the Pledged Collateral, Pledgor shall have no claim or other obligation to Lender based on or in respect of any of the

AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT

Secured Obligations of Pledgor except to the extent of the Pledged Collateral pledged hereunder, and Lender shall have no recourse against any other assets or properties of Pledgor (other than the Pledged Collateral), whether hereunder or under any other Loan Document.

18. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

19. Notices. Notices, requests or other communications hereunder shall be made in accordance with the provisions relating to notice set forth in the Loan Agreement.

20. Section Titles. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

21. Counterparts. This Agreement may be executed in any number of separate counterparts by one or more of the parties hereto and all of said counterparts taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

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AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Pledgor”

GEVO DEVELOPMENT, LLC

By:	/s/ Patrick Gruber
Name:	Patrick Gruber
Title:	Executive Chairman

“Lender”

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava
Name:	Sajal Srivastava
Title:	Chief Operating Officer

AMENDED AND RESTATED LIMITED RECOURSE MEMBERSHIP INTEREST PLEDGE AGREEMENT

SCHEDULE I

PLEDGED INTERESTS

Name of Pledged Entity	Class of Interests	Percentage of Class Owned	Operating Agreement
Agri-Energy, LLC	Membership Interests	100%	Third Amended and Restated Operating Agreement